Exhibit 11.1


            OPEN ENVIRONMENT CORPORATION AND SUBSIDIARIES
             COMPUTATION OF NET INCOME (LOSS) PER SHARE
                             (UNAUDITED)

                                             THREE MONTHS ENDED MARCH 31,
                                               1996              1995
                                            ---------------  ------------

Weighted average shares of common stock         7,478,430     4,610,560
 outstanding
Common stock equivalents:
Series A Convertible Preferred Shares                           999,998
Dilutive effect of stock options                              1,124,282
                                            ---------------  ------------
                                                7,478,430     6,734,840
                                            ===============  ============

Net income (loss)                             ($4,047,585)   $  173,703
                                            ===============  ============

Net income (loss) per share                        ($0.54)        $0.03
                                            ===============  ============

